Exhibit 16

                  Stowe & Degon letterhead





October 1, 2004


Securities and Exchange Commission
Washington, D. C. 20549


Ladies and Gentlemen:

We have read the statement made by Assuretec Holdings, Inc., pursuant to Item 4 of Form 8-K and pursuant to item 304 of regulation S-B, as part of the Company's Form 8-K report dated October 1, 2004. We agree with the statement insofar as they relate to Stowe & Degon.

Very truly yours,


/s/ Stowe & Degon
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Stowe & Degon
Worcester, Massachusetts